                                                                      EXHIBIT 99

                               SAUL CENTERS, INC
                   SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
                                MARCH 31, 1997

                                          Leasable       Year
                                            Area      Developed    Land
                                          (Square    or Acquired   Area   Percentage Leased
Property                  Location         Feet)     (Renovated)  (Acres) 03/31/97 03/31/96         Anchor / Significant Tenants
------------------ ---------------------- -------- -------------- ------- -------- -------- ----------------------------------------
SHOPPING CENTERS
------------------
Ashburn Village    Ashburn, VA             108,204      1994        12.7    100%      100%  Giant Food, Blockbuster
Beacon Mall        Alexandria, VA          290,845   1972 (1993)    32.3     69%       74%  Giant Food, Office Depot, Outback
                                                                                             Steakhouse, Marshalls
Belvedere          Baltimore, MD            54,941      1972         4.8    100%      100%  Giant Food, Rite Aid
Boulevard          Fairfax, VA              56,578      1994         5.0    100%      100%  Danker Furniture, Petco
Clarendon          Arlington, VA             6,940      1973         0.5    100%      100%
Clarendon Station  Arlington, VA             4,868      1996         0.1    100%      100%
Crosstown          Tulsa, OK               197,135      1975        26.4     27%       36%  C.R. Anthony
Flagship Center    Rockville, MD            21,500   1972,1989       0.5    100%      100%  NationsBank, Chevy Chase Bank, F.S.B.
French Market      Oklahoma City, OK       213,658  1974 (1984)     13.8     92%       97%  Fleming Food, Treasury Drug,
                                                                                             Furr's Cafeteria
Germantown         Germantown, MD           26,241      1992         2.7     97%       78%
Giant              Baltimore, MD            70,040   1972 (1990)     5.0    100%      100%  Giant Food
The Glen           Lake Ridge, VA          112,639      1994        14.7    100%      100%  Safeway Marketplace, CVS Pharmacy
Great Eastern      District Heights, MD    255,448   1972 (1995)    23.9     90%       90%  Giant Food, Caldor, Pep Boys
Hampshire Langley  Langley Park, MD        137,945   1972 (1979)     9.9     94%       87%  Safeway, McCrory, Rite Aid
Leesburg Pike      Baileys Crossroads, VA   82,719 1966 (1982/95)    9.4    100%      100%  Zany Brainy, CVS Pharmacy
Lexington Mall     Lexington, KY           315,551      1974        30.0     97%       97%  McAlpin's, Dawahares of Lexington,
                                                                                             Rite Aid
Lumberton          Lumberton, NJ           189,729 1975 (1992/96)   23.3     83%       84%  Super Fresh, Rite Aid, Blockbuster,
                                                                                             Mandee
North Washington   Alexandria, VA           41,500      1973         2.0    100%      100%  Mastercraft Interiors
Olney              Olney, MD                53,765   1975 (1990)     3.7     82%       95%
Park Road Center   Washington, DC          106,650   1973 (1993)     1.7    100%      100%  Woolworth
Ravenwood          Baltimore, MD            87,750      1972         8.0    100%      100%  Giant Food


                               SAUL CENTERS, INC
                   SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
                                MARCH 31, 1997

                                           Leasable       Year
                                             Area      Developed    Land
                                           (Square    or Acquired   Area   Percentage Leased
Property                    Location        Feet)     (Renovated)  (Acres) 03/31/97 03/31/96         Anchor / Significant Tenants
------------------    ------------------- --------- -------------- ------- -------- -------- ---------------------------------------
SHOPPING CENTERS
------------------
 (continued)
------------------
Seven Corners         Falls Church, VA      545,843   1973 (1994-7)   31.6     84%      63%  Best Buy, Bob's Stores, Barnes & Noble,
                                                                                             Ross Dress For Less, Woolworth,
                                                                                             Shoppers Club, Home Depot (A)
Shops at Fairfax      Fairfax, VA            64,580   1975 (1992-3)    6.7     54%      41%  Office Depot, Hollywood Video
Southdale             Glen Burnie, MD       475,099   1972 (1986)     39.6     98%      99%  Circuit City, Giant Food, Hechinger,
                                                                                             Kids R Us, Michaels, Marshalls,
                                                                                             Petsmart, Value City Furniture
Southside Plaza       Richmond, VA          353,030       1972        32.8     97%      94%  CVS Pharmacy, Nick's Supermarket
Sunshine City         Atlanta, GA           195,653       1976        14.6     89%      98%  Bolton Furniture, McFrugals, Pep Boys,
                                                                                             The Emory Clinic
Thruway               Winston-Salem, NC     339,564       1972        30.5     95%      94%  Steinmart, Reading China & Glass,
                                                                                             Harris Teeter, Fresh Market,
                                                                                             Blockbuster, Piece Goods Shop
Village Center        Centreville, VA       147,081       1990        17.2     84%      76%  Giant Food
West Park             Oklahoma City, OK     107,895       1975        11.2     69%      72%  Homeland Stores, Treasury Drug
White Oak             Silver Spring, MD     480,156   1972 (1993)     28.5    100%      99%  Giant Food, Sears
                                          ---------                ------- -------- --------
                 Total Shopping Centers   5,143,547                  442.9     89%      87%
                                          ---------                ------- -------- --------


COMMERCIAL PROPERTIES
---------------------
Avenel                Gaithersburg, MD      284,557   1981/85/89      28.2     88%      98%  Oncor, Quanta Systems,
                                                                                             General Services Administration
601 Pennsylvania Ave  Washington, DC        225,153   1973 (1986)      1.0    100%      99%  General Services Administration,
                                                                                             Capital Grille
Van Ness Square       Washington, DC        161,058   1973 (1990)      1.2     82%      74%  United Mine Workers Pension Trust,
                                                                                             Office Depot, Pier 1
                                          ---------                ------- -------- --------
           Total Commercial Properties      670,768                   30.4     91%      93%
                                          ---------                ------- -------- --------

                       TOTAL PORTFOLIO    5,814,315 SF               473.3     89%      88%
                                          =========                ======= ======== ========

(A) The Shoppers Club and Home Depot stores, totaling 196,000 SF, are currently in development.